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                                                                   Exhibit 99.1

[LOGO]                                                    For Immediate Release

Contact:  Mark E. Stephan
          Senior Vice President and
          Chief Financial Officer
          845-695-2640
          mstephan@mediacomcc.com



                       Mediacom Communications Announces
                   Proposed Offering of Senior Notes due 2013
                   ------------------------------------------

 Middletown, NY --- June 6, 2001 --- MEDIACOM COMMUNICATIONS CORPORATION (the "Company") announced today that its newly-formed, wholly-owned subsidiaries, Mediacom Broadband LLC and Mediacom Broadband Corporation, intend to offer $400.0 million in aggregate principal amount of senior notes due 2013 (the "Senior Notes"). The Company expects to use the net proceeds from this offering to pay a portion of the aggregate purchase price of its previously announced acquisitions of certain cable television systems from AT&T Broadband, LLC.

 The Senior Notes will be offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Senior Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Senior Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

 Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the reports and documents the Company files from time to time with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.